Exhibit 99

[Metro-Goldwyn-Mayer Logo]

For immediate release	Contact: Joseph Fitzgerald
October 28, 2003	(310) 449-3660

MGM ANNOUNCES BETTER THAN EXPECTED

THIRD QUARTER CASH FLOW

Company Retires $1.15 Billion of Term Debt

Los Angeles, CA – Metro-Goldwyn-Mayer Inc. (NYSE:MGM) announced today that net cash provided by operating activities in the quarter ended September 30, 2003 was $21.0 million, representing a positive swing of $119.6 million from the $98.6 million of cash used by operating activities in the third quarter of 2002.

For the first nine months of 2003, net cash from operating activities was $180.6 million, exceeding the upper range of the Company’s full-year guidance of $100 to $150 million.

Revenues increased by 20 percent to $457.1 million in the quarter, compared to $381.2 million in the prior year period.

The Company reported a net loss of $32.6 million, or $.13 per share, in the September quarter, better than prior guidance of a loss of $.14 to $.17 per share. The quarterly results exceeded expectations, even after a one-time charge to earnings of $5.1 million, or $.02 per share, for costs incurred in connection with MGM’s bid for Vivendi Universal Entertainment.

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Separately, MGM announced today that it has paid off its term debt of $1.15 billion.

Commenting on these results, Alex Yemenidjian, Chairman & Chief Executive Officer, said: “Our better-than-expected free cash flow this year and our outlook for the next few years give us extraordinary flexibility in reviewing our capital allocation opportunities and priorities.”

Chris McGurk, Vice Chairman & Chief Operating Officer added: “This year’s film slate will be the most profitable in MGM’s seven-year history as a public company. Our Home Entertainment Group and television operations continue to generate solid growth. As a result, MGM is now in as strong a position operationally as it has ever been.”

THIRD QUARTER 2003 OPERATING HIGHLIGHTS.

•	Worldwide home entertainment revenues increased 57 percent.

•	Worldwide DVD unit shipments increased 52 percent.

•	Die Another Day and Agent Cody Banks were MGM’s top selling newly released home entertainment titles.

•	MGM’s U.S. DVD library market share in the third quarter for 2003 year-to-date was 19 percent, compared to 17 percent at the start of the year.

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•	The Company’s three feature films released in the quarter, Legally Blonde 2:Red,White & Blonde, Uptown Girls and Jeepers Creepers 2, will all contribute strong first cycle profits.

•	In television, since its premiere in June, Dead Like Me accounted for 7 of Showtime’s top 10 highest rated episodes in 2003. Showtime has already renewed the program for a second season.

•	MGM Networks announced an agreement with CNBC Asia Pacific to launch a Chinese subtitled MGM Channel in Greater China and Southeast Asia starting in the fourth quarter of 2003.

•	With the announcement of new branded channels in three European countries, Switzerland, Liechtenstein and Iceland, MGM Networks’ reach now extends to over 100 countries.

Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively engaged in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, and licensed merchandise. The Company owns the largest modern film library in the world, consisting of approximately 4,000 titles. Its operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution,

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MGM Home Entertainment, MGM On Stage, MGM Consumer Products, MGM Music, MGM Interactive and MGM Online. In addition, MGM has ownership interests in international television channels reaching over 100 countries around the globe. For more information on MGM, visit MGM Online at http://www.mgm.com.

This news release contains forward-looking statements that are based upon the Company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the Company’s products achieve customer acceptance, future business decisions, and other factors, including those described in the Company’s filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of MGM. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company.

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Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Results of Operations

Quarter and Nine Months Ended September 30, 2003 and 2002

	Quarter Ended September 30,		Nine Months Ended September 30,
In thousands, except share and per share data (unaudited)	2003	2002	2003	2002
Revenues:
Feature films	$385,536	$305,716	$1,169,092	$883,727
Television programming	62,445	67,331	144,122	122,507
Other	9,070	8,109	26,730	26,973

Total revenues	$457,051	$381,156	$1,339,944	$1,033,207

EBITDA:
Feature films	$9,011	$29,168	$8,853	$(89,225)
Television programming	16,357	16,410	17,018	8,079
Other	1,874	3,875	12,775	13,326
General and administrative expenses	(37,149)	(20,793)	(95,843)	(59,694)

EBITDA	(9,907)	28,660	(57,197)	(127,514)
Depreciation and non-film amortization	(3,476)	(4,928)	(13,728)	(14,405)

Operating income (loss)	(13,383)	23,732	(70,925)	(141,919)
Write-down on investment in cable channels	—	—	(93,059)	—
Equity in net earnings (losses) of investees	(684)	7,140	595	6,325
Interest expense, net of amounts capitalized	(14,744)	(18,107)	(51,556)	(60,732)
Interest and other income, net	5,010	2,339	11,387	3,964
Due diligence expenses	(5,099)	—	(5,099)	—

Income (loss) before provision for income taxes	(28,900)	15,104	(208,657)	(192,362)
Income tax provision	(3,713)	(3,409)	(13,357)	(8,544)

Net income (loss)	$(32,613)	$11,695	$(222,014)	$(200,906)

Income (loss) per share:
Basic and diluted Net income (loss)	$(0.13)	$0.05	$(0.90)	$(0.81)

Weighted average number of common shares outstanding:
Basic	244,526,208	250,708,242	245,919,877	248,099,306

Diluted	244,526,208	250,714,711	245,919,877	248,099,306

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Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Balance Sheets

September 30, 2003 and December 31, 2002

(In thousands, except share data)

ASSETS	September 30, 2003	December 31, 2002
	(unaudited )
Cash and cash equivalents	$974,136	$593,131
Short-term investments	2,028	6,488
Accounts and contracts receivable (net of allowance for doubtful accounts of $41,357 and $40,980, respectively)	509,014	605,739
Note receivable	245,077	—
Film and television costs, net	1,847,672	1,870,692
Investments in and advances to affiliates	24,381	620,132
Property and equipment, net	59,186	41,397
Goodwill	516,706	516,706
Other assets	29,319	29,791

	$4,207,519	$4,284,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Bank and other debt	$1,151,428	$1,156,725
Accounts payable and accrued liabilities	275,412	212,792
Accrued participants’ share	305,140	278,172
Income taxes payable	35,630	33,030
Advances and deferred revenues	67,781	65,051
Other liabilities	109,519	23,840

Total liabilities	1,944,910	1,769,610

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 500,000,000 shares authorized, 251,960,505 and 251,960,505 shares issued	2,520	2,520
Additional paid-in capital	3,915,422	3,914,923
Accumulated other comprehensive loss	(2,512)	(18,361)
Deficit	(1,567,826)	(1,345,812)
Treasury stock, at cost	(84,995)	(38,804)

Total stockholders’ equity	2,262,609	2,514,466

	$4,207,519	$4,284,076

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Metro-Goldwyn-Mayer Inc.

Supplemental Financial Information: Consolidated and Unconsolidated Companies

Quarter and Nine Months Ended September 30, 2003 and 2002

	Quarter Ended September 30,		Nine Months Ended September 30,
In thousands (unaudited)	2003	2002	2003	2002
Revenues:
Consolidated companies
Feature films	$385,536	$305,716	$1,169,092	$883,727
Television programming	62,445	67,331	144,122	122,507
Other	9,070	8,109	26,730	26,973

Total consolidated revenues	457,051	381,156	1,339,944	1,033,207
Unconsolidated companies
Cable channels	9,656	31,835	46,746	95,563

Total consolidated and unconsolidated revenues	$466,707	$412,991	$1,386,690	$1,128,770

EBITDA:
Consolidated companies
Feature films	$9,011	$29,168	$8,853	$(89,225)
Television programming	16,357	16,410	17,018	8,079
Other	1,874	3,875	12,775	13,326
General and administrative expenses	(37,149)	(20,793)	(95,843)	(59,694)

Total consolidated EBITDA	(9,907)	28,660	(57,197)	(127,514)
Unconsolidated companies
Cable channels	290	7,988	4,752	18,564

Total consolidated and unconsolidated EBITDA	$(9,617)	$36,648	$(52,445)	$(108,950)